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                                                                     EXHIBIT (l)



                                            March 29, 2005




The Gabelli Global Gold, Natural Resources & Income Trust
One Corporate Center
Rye, New York 10580-1422



                 Re : The Gabelli Global Gold, Natural Resources & Income Trust
                      Rule 462(b) Registration Statement
                      ----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to The Gabelli Global Gold, Natural Resources & Income Trust, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to 3,090,000 shares of the Trust's common shares (the "Shares") of beneficial interest, par value $0.001 per share (the "Common Shares").

         This opinion is being furnished in accordance with the requirements of
Item 25 of Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, as filed with the Securities and Exchange Commission (the "Commission") on January 12, 2005, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-121998 and 811-21698), as filed with the Commission on January 12, 2005 and



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The Gabelli Global Gold, Natural Resources & Income Trust
March 29, 2005
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as amended by Pre-effective Amendment No. 1 thereto, as filed with the
Commission on February 24, 2005 under the 1933 Act, Pre-effective Amendment No. 2 thereto, as filed with the Commission on March 23, 2005, Pre-effective Amendment No. 3 thereto, as filed with the Commission on March 24, 2005 and Pre-effective Amendment No. 4 thereto, as filed with the Commission on March
28, 2005 (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registration Statement"); (iii) the Registration Statement filed pursuant to Rule 462(b), as filed with the Commission on March 29, 2005; (iv) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Trust, as issuer, Gabelli Funds, LLC, as investment advisor, and Citigroup Global Markets Inc., as representative of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Shares; (vi) the Certificate of Trust, dated as of January 4, 2005 and amended on January 12, 2005, as certified by the Secretary of State of the state of Delaware and the Amended and Restated Agreement and Declaration of Trust of the Trust, currently in effect; (vii) the By- Laws of the Trust, as currently in effect and (viii) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have also assumed that



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The Gabelli Global Gold, Natural Resources & Income Trust
March 29, 2005
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the Underwriting Agreement will be executed in substantially the form reviewed by us and that the share certificates representing the Shares will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

         Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the 1933 Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                            Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom LLP